Exhibit 99.1

Digital Music Group, Inc. Reports Second Quarter 2006 Results

SACRAMENTO, CA (August 10, 2006) – Digital Music Group, Inc. (Nasdaq: DMGI), a content owner and distributor of digital music recordings and music videos focused on past-hits, out-of-print, back catalog, and independent label recordings, today reported results for its second quarter and six months ended June 30, 2006.

Revenue for the second quarter of 2006 totaled $840,000, compared to $54,000 in the second quarter of 2005. The Company’s net loss for the second quarter of 2006 was $589,000, or $0.07 per share, compared to a net loss of $384,000, or $0.17 per share, in the second quarter of 2005.

For the six months ended June 30, 2006, revenue totaled $1,560,000, compared to $95,000 in the six months ended June 30, 2005. The Company’s net loss for the first six months of 2006 was $1,003,000, or $0.14 per share, compared to a net loss of $897,000, or $0.40 per share, for the first six months of 2005.

During the first quarter of 2006, Digital Music Group completed its initial public offering and the concurrent acquisitions of Digital Musicworks International, Inc. (DMI) and certain assets of Rio Bravo Entertainment LLC, doing business as Psychobaby. DMI was deemed to be the “accounting acquiror” in these transactions. Therefore, the Company’s GAAP-basis results reported herein for 2006 are the historical results of DMI for the entire period plus the results of the combined companies for the period after the acquisition date. For 2005, the Company’s GAAP-basis results reported herein are for DMI only. The Company believes that pro forma combined financial information, which reflects the results of both of the acquired companies as if they had been combined throughout all periods presented, is helpful in understanding the Company’s overall results.

Revenue for the second quarter of 2006 totaled $840,000, compared to pro forma combined revenue of $123,000 in the second quarter of 2005. The Company’s net loss for the second quarter of 2006 was $589,000, or $0.07 per share, compared to a pro forma combined net loss of $418,000, or $0.09 per share, in the second quarter of 2005.

For the six months ended June 30, 2006, on a pro forma combined basis, revenue totaled $1,623,000, compared to pro forma combined revenue of $224,000 for the six months ended June 30, 2005. The Company’s pro forma net loss for the first six months of 2006 was $1,016,000 or $0.13 per share, compared to a pro forma combined net loss of $951,000, or $0.20 per share, for the first six months of 2005.

Commenting on the results, Mitchell Koulouris, President and Chief Executive Officer, said, “Revenue for the second quarter increased nearly seven-fold over the second quarter of last year and by seven percent over the first quarter of 2006. The increase was driven by the increase in our average tracks available for sale from 46,000 in the first quarter to 69,700 during the second quarter. Revenue associated with the increase in tracks available for sale was partially offset by a decline in our average monthly download rate per track. The decline in the download rate between the first and second quarters is due in part

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to a reduced download rate in our highest performing catalog, which contains about 3,500 tracks, a large number of which are holiday songs and tribute albums. Additionally, a catalog of approximately 14,000 tracks that we acquired in December 2005, was processed and made available for sale late in the first quarter of 2006. While this catalog is experiencing a lower download rate than the rest of our content, this was expected and considered in the purchase price. Seasonality may also have played a part in the decline in the download rate as we experienced a similar decline last year when our download rate dropped by nearly 24 percent between the first and second quarters.”

Highlights for the quarter on a pro forma combined basis included:

•	There were 1,101,000 paid downloads (with albums expressed in single track equivalents) of the Company’s music recordings during the second quarter of 2006, approximately the same as the first quarter of 2006, and a five-fold increase over the second quarter of 2005.

•	Tracks available for sale were approximately 73,000 at June 30, 2006, compared to approximately 65,000 at March 31, 2006, and 11,400 at June 30, 2005. There were approximately 69,700 average tracks available for sale during the second quarter of 2006, compared to approximately 46,000 during the first quarter of 2006, and approximately 8,300 during the second quarter of 2005.

•	The average monthly download rate per track during the second quarter of 2006 was approximately 5.3 times, compared to approximately 8.0 times in the first quarter of 2006, and 8.3 times in last year’s second quarter.

•	Apple iTunes Music Store accounted for 88 percent and 78 percent of the Company’s combined revenue for the second quarter of 2006 and 2005, respectively.

Management continues to focus on acquiring digital rights to additional music and video catalogs, expanding sales channels, obtaining delivery of recordings under contract, and processing and distributing these recordings to online music stores where they can be made available for purchase by consumers.

Earlier this week, the Company announced that it had entered into several new long-term distribution agreements for music recordings and music videos, along with expanding its sales channel relationships to include Google Video and Apple iTunes music video. Regarding new content, Mr. Koulouris stated, “We are particularly pleased with our recent acquisitions, totaling over 6,000 tracks, because they add diversity to our music content to reach an even broader audience. Adding music videos is a natural extension of our business model and we also intend to release portions of our music and video catalogs through ringtone, mastertone, and over-the-air download sales channels as they are added to our distribution network. We remain highly focused on content acquisition and sales channel expansion to achieve our aggressively targeted growth rate. We continue to expand our content acquisition pipeline and are working to finalize agreements with a number of labels and content owners as well as channel partners throughout the world.”

With respect to track processing operations, Anders Brown, Chief Operating Officer, said, “In early May, we reported that the owners of over 100,000 tracks under contract were behind in their delivery schedules under agreements we signed last year. Between the date of that announcement and the end of the second quarter, we had obtained and processed over 60,000 of these past-due tracks, and we continue to work towards delivery and processing of the remaining 40,000 tracks.”

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Mr. Brown continued, “At June 30, 2006, we had approximately 73,000 tracks available for sale at online music stores, which represented a 12 percent increase from March 31, 2006 for the reason previously discussed. However, as of June 30, 2006, we had also processed and delivered approximately 70,000 additional tracks that had not yet been reviewed and posted for sale by the stores. Based on our ongoing communications with the online music stores, most of them are experiencing long processing backlogs. Although we are working closely with each store to do everything possible to accelerate the rate at which our content can be made available to consumers, we expect that there could be delays (over and above typical store processing time) ranging from several weeks to months for this to occur. This situation is challenging as it delays our ability to realize revenue from these added tracks. We continue to work closely with our channel partners as they work to manage the explosive growth in audio and video content being offered for sale in the digital channel.”

Finally, Mr. Brown concluded, “In addition to working with the stores, we are continuing to hone our internal processes and have expanded them to accommodate video digitization. For the month of June, when we were at nearly full capacity, our average number of tracks processed and shipped to stores was in excess of 2,500 tracks per working day. We believe we are well positioned to handle the expected growth in our music and music video content and to meet the technical requirements of an ever increasing number of sales channels without significant personnel investment above what we have today.”

Conference Call and Webcast

Digital Music Group’s management will host a conference call and webcast today at 4:30 p.m. Eastern Time, 1:30 p.m. Pacific Time. To participate in the call, investors are invited to dial 866-203-2528 (for domestic callers) or 617-213-8847 (for international callers) at least five minutes prior to the start time. The participant passcode is 37796555. A live webcast of the call will be available on the Company’s website at http://investor.dmgi.com. A replay of the call will be available one hour after the call ends through September 12, 2006 by dialing 888-286-8010 (for domestic callers) and 617-801-6888 (for international callers). The reservation code is 75686202. A replay of the webcast will also be archived on the Company’s website.

Forward-Looking Statements

This press release contains statements that are considered to be forward-looking within the meaning of federal securities law. Such forward-looking statements include, but are not limited to, statements relating to the Company’s financial condition, results of operations, download activity, business strategy, business development pipeline and current agreement negotiations, future operating performance, industry trends, industry seasonality, management’s focus and objectives, business prospects, reaching a broader audience by diversifying its music content, reliance on online music stores to process and make available its music recordings and music video content, expected delays in processing of its content by online music stores, efforts to accelerate the rate at which content is made available to consumers at the stores, expected growth rate in the number of tracks available for sale, recognition of revenue from added tracks, efforts to obtain delivery of and to process tracks under contract, potential acquisitions, expansion of new sales channels and intentions for release of content into such channels, and capabilities for internal track and video processing with current resources. You should not place undue reliance on these forward-looking statements, which are based on the Company’s current views and assumptions. Actual results could differ materially from those anticipated in such forward-looking statements as a result of many reasons, including risks, uncertainties and factors which include, but are not limited to:

•	revenue and earnings expectations which are difficult to predict because of the Company’s limited operating history;

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•	the Company’s ability to successfully integrate acquisitions, including recently announced music catalog and music video acquisitions;

•	the Company’s ability to successfully identify, acquire for a commercially reasonable valuation, and process additional catalogs of sound and video recordings;

•	the Company’s ability to successfully enter into new sales channel relationships;

•	competitive and economic conditions in the Company’s industry;

•	acceptance and adoption of the digital format by consumers and potential changes in consumers’ tastes and preferences in music and video, and the extent to which the Company’s content will appeal to consumers;

•	the Company’s limited ability to influence the pricing models of online music stores;

•	the Company’s dependence on online music stores to review, process and make its digital offerings available on a timely basis for purchase by consumers;

•	the Company’s dependence on Apple iTunes Music Store for the majority of its revenue;

•	the Company may not have proper legal title to the digital rights associated with music recordings the Company purchases or licenses, or others may claim to have such rights;

•	potentially long delays in receiving the master recordings that the Company acquires rights to;

•	the Company’s ability to renew multi-year agreements for digital rights to music recordings as they expire;

•	music piracy;

•	differing interpretations of and potential ambiguities in U.S. copyright laws;

•	the Company’s reliance on certain key personnel;

•	availability, terms and use of capital to continue to grow the Company’s business; and

•	maintaining adequate internal operating and financial controls over the Company’s business and financial reporting.

Many of the factors listed above are beyond the Company’s control. Please refer to periodic reports filed with the SEC for more information on these and other “risk factors” associated with the Company’s business. The Company’s forward-looking statements represent estimates and assumptions only as of the date of this release. Except as required by law, the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date of this release.

Use of Non-GAAP Measures

Management believes that non-GAAP revenue and net loss presented on a pro forma combined basis included in this release are useful measures of operating performance because they include the operations of DMGI and the operations of DMI and the Psychobaby catalog assets that were acquired on February 7, 2006 as if they had been acquired as of the beginning of all periods presented. However, these non-GAAP measures should be considered in addition to, not as a substitute for or superior to, revenue, net loss and gross profit margin provided by operating activities, or other financial measures prepared in accordance with GAAP. A reconciliation of the pro forma combined statement of operations to the GAAP statements is included in the attached tables of financial information.

About Digital Music Group, Inc.

Founded in 2005, Digital Music Group, Inc. (Nasdaq: DMGI) is focused on helping consumers worldwide to experience more music, in more ways. The Company acquires the digital rights to music and

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video recordings and processes these recordings into digital format for distribution to online music and video stores like the iTunes Music Store, MSN Music, RealNetworks, Napster, Wal-Mart Music,Yahoo! Music, and Google Video where they are available for purchase by consumers via downloading.

Digital Music Group is a trademark of Digital Music Group, Inc. Other names mentioned herein are the property of their respective owners.

Investor Relations Contact

Digital Music Group, Inc.:	Karen Davis, Chief Financial Officer, Telephone: (916) 239-6010 x2505.
Allen & Caron Inc:	Jesse Deal, Account Manager, Telephone: (212) 691-8087, e-mail:
jesse@allencaron.com

Press Contact

Digital Music Group, Inc.:	Anders Brown, Chief Operating Officer, Telephone: (916) 239-6010 x2504
Allen & Caron Inc.:	Len Hall, VP Media Relations, Telephone: (949) 474-4300, e-mail:
Len@allencaron.com

TABLES FOLLOW

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Digital Music Group, Inc.

Unaudited Condensed Statements of Operations

(including reconciliation of reported results to pro forma combined results)

			Quarter ended June 30,
	2006		2005
	Digital Music Group, Inc. (as reported)		Digital Music Group, Inc. (as reported)		Digital Music Group, Inc. (prior to acquisition)	Rio Bravo Entertainment (prior to acquisition)	Digital Music Group, Inc. Pro Forma Combined
Revenue		$839,539		$53,560	$—	$69,700	$123,260
Cost of revenue:
Royalties and payments to content owners		386,799		18,485	—	52,180	70,665
Amortization of digital music rights		82,813		5,065	—	30,469	35,534
Write-down of non-productive assets		—		73,442	—	—	73,442

Gross profit (loss)		369,927		(43,432)	—	(12,949)	(56,381)
Operating, general and administrative expenses		1,344,198		337,120	19,000	2,064	358,184

Loss from operations		(974,271)		(380,552)	(19,000)	(15,013)	(414,565)
Interest income		388,386		602	—	—	602
Interest expense		(3,080)		(4,320)	—	—	(4,320)

Loss before income taxes		(588,965)		(384,270)	(19,000)	(15,013)	(418,283)
Income taxes		(400)		—	—	—	—

Net loss		$(589,365)		$(384,270)	$(19,000)	$(15,013)	$(418,283)

Net loss per common share—basic and diluted	-$	0.07	-$	0.17			$0.09

Weighted average common shares—basic and diluted(1)		8,599,941		2,250,000			4,700,000

(1)	For the quarter ended June 30, 2005, weighted average shares outstanding for the pro forma combined statements represent 2,250,000 shares attributable to Digital Musicworks International, Inc., the accounting acquiror, plus 2,425,000 shares of Digital Music Group, Inc. and 25,000 shares issued in connection with the acquisition of certain assets of Rio Bravo Entertainment LLC, as if the acquisitions had occurred as of January 1, 2005.

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Digital Music Group, Inc.

Unaudited Condensed Statements of Operations

(including reconciliation of reported results to pro forma combined results)

	Six months ended June 30, 2006
	Digital Music Group, Inc. (as reported)		Digital Music Group, Inc. (prior to acquisition)	Rio Bravo Entertainment (prior to acquisition)	Digital Music Group, Inc. Pro Forma Combined
Revenue		$1,560,187	$—	$63,196		$1,623,383
Cost of revenue:
Royalties and payments to content owners		735,325	—	50,556		785,881
Amortization of digital music rights		134,848	—	10,156		145,004

Gross profit		690,014	—	2,484		692,498
Operating, general and administrative expenses		2,294,862	10,000	624		2,305,486

Loss from operations		(1,604,848)	(10,000)	1,860		(1,612,988)
Interest income		608,006	—	—		608,006
Interest expense		(6,066)	(4,667)	—		(10,733)

Loss before income taxes		(1,002,908)	(14,667)	1,860		(1,015,715)
Income taxes		(400)	—	—		(400)

Net loss		$(1,003,308)	$(14,667)	$1,860		$(1,016,115)

Net loss per common share—basic and diluted	-$	0.14			-$	0.13

Weighted average common shares—basic and diluted(1)		7,266,804				7,781,169

(1)	For the six months ended June 30, 2006, weighted average shares outstanding for the pro forma combined statements include (i) for the entire period, the 2,250,000 shares attributable to DMI, the acquiring company for accounting purposes, (ii) for the period from February 7, 2006 until the end of the period, the 2,425,000 shares of DMGI out- standing at the IPO date and the 25,000 shares issued in connection with the acquisition of certain assets of Rio Bravo Entertainment LLC, and (iii) for the period from February 7, 2006 until the end of the period, the 3,900,000 shares sold in the IPO. The pro forma combined weighted average shares outstanding also includes the shares in (ii) above the for entire period, as if these transactions had occurred on January 1, 2006.

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Digital Music Group, Inc.

Unaudited Condensed Statements of Operations

(including reconciliation of reported results to pro forma combined results)

	Six months ended June 30, 2005
	Digital Music Group, Inc. (as reported)		Digital Music Group, Inc. (prior to acquisition)	Rio Bravo Entertainment (prior to acquisition)	Digital Music Group, Inc. Pro Forma Combined
Revenue		$95,040	$—	$128,632		$223,672
Cost of revenue:
Royalties and payments to content owners		32,897	—	97,431		130,328
Amortization of digital music rights		8,987	—	60,938		69,925
Write-down of non-productive assets		73,442	—	—		73,442

Gross profit (loss)		(20,286)	—	(29,737)		(50,023)
Operating, general and administrative expenses		871,527	19,000	5,154		895,681

Loss from operations		(891,813)	(19,000)	(34,891)		(945,704)
Interest income		2,898	—	—		2,898
Interest expense		(7,659)	—	—		(7,659)

Loss before income taxes		(896,574)	(19,000)	(34,891)		(950,465)
Income taxes		(800)	—	—		(800)

Net loss		$(897,374)	$(19,000)	$(34,891)		$(951,265)

Net loss per common share—basic and diluted	-$	0.40			-$	0.20

Weighted average common shares—basic and diluted(1)		2,250,000				4,700,000

(1)	For the six months ended June 30, 2005, weighted average shares outstanding for the pro forma combined statements include the 2,425,000 and 25,000 shares issued on February 7, 2006 in connection with the acquisitions of Digital Musicworks International, Inc. and Rio Bravo Entertainment LLC, respectively, as if they had occurred on January 1, 2005.

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Digital Music Group, Inc.

Unaudited Condensed Balance Sheets

	June 30, 2006	December 31, 2005
Assets
Current assets:
Cash and cash equivalents	$30,112,537	$468,490
Current portion of royalty advances	345,352	292,438
Other current assets	850,872	396,417

Total current assets	31,308,761	1,157,345
Long-term assets:
Furniture and equipment, net	389,492	162,153
Digital music rights, net	1,494,884	1,196,047
Master recordings, net	1,581,872	—
Royalty advances, less current portion	1,258,506	490,000
Other assets	39,142	12,074

Total assets	$36,072,657	$3,017,619

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and other current liabilities	$477,319	$417,215
Royalties payable	385,559	138,608
Current portion of capital lease obligations	58,480	44,540

Total current liabilities	921,358	600,363
Long-term liabilities	130,947	—

Total liabilities	1,052,305	600,363
Stockholders’ equity:
Common Stock	86,150	46,750
Additional paid-in capital	38,139,722	4,572,718
Accumulated deficit	(3,205,520)	(2,202,212)

Total stockholders’ equity	35,020,352	2,417,256

Total liabilities and stockholders’ equity	$36,072,657	$3,017,619

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